Exhibit 10.4

M E M O R A N D U M

TO:	Steven Champney EVP—Chief Financial Officer

FROM:	Jude Melville EVP—Chief Strategy Officer

DATE:	March 5, 2010

RE:	Executive Employment Agreement Amendment

This memorandum serves as an amendment to your existing “Executive Employment Agreement” dated September 1, 2008. This amendment is effective immediately upon execution between BUSINESS FIRST BANK and Steven Champney.

Steven Champney agrees to amend the “Executive Employment Agreement—3. Position and Duties” and begin reporting directly to Jude Melville instead of the CEO and the Board of Directors of the Bank. This amendment is intended to streamline organizational reporting and efficiencies and is in no way a reduction of authority or change in duties of any kind.

In consideration of this amendment, the Bank agrees to maintain all compensation of any kind at or above those levels of all other senior executive officers with the exception of the President and/or CEO of Business First Bank.

Compensation components include, but are not limited to:

Base Salary	$239,200.17
Bonus	To be determined annually
Stock Options and other Bank ownership	Future grants only
Car allowance	$894
Benefits	(standard executive benefits to include country club membership and dues)
Severance Provision	2 years without cause

BUSINESS FIRST BANK

By:		Date: 3-5-10
Jude Melville—Executive Vice President

Date: 3-5-10
Steven Champney—CFO and Executive Vice President